                     N E W S   R E L E A S E



FOR IMMEDIATE RELEASE    Contact:  Thomas R. Pledger, Chairman and CEO
                                   Steven E. Nielsen, President and COO
                                   Douglas J. Betlach, Vice President and CFO
                                   (561) 627-7171

Palm Beach Gardens, Florida                                  October 1, 1997
      DYCOM ANNOUNCES AUGUST 1997 COMBINED OPERATING RESULTS

Dycom Industries, Inc. (NYSE: "DY") announced today its operating results for the month ending August 31, 1997. August 1997 was the first month of combined operations of Dycom and Communications Construction Group, Inc. ("CCG") which was acquired by Dycom on July 29, 1997 in a business combination accounted for as a pooling of interests. CCG is a West Chester, Pennsylvania based provider of engineering and construction services to cable television multiple system operators throughout the United States. Financial information included herein includes CCG for all periods reported.

The Company reported income before income taxes for the month ended August 31, 1997 of $2,341,571, an increase of 69% over the same period last year. Net income for the month ended August 31, 1997 was $1,348,449, or $0.12 per common and common equivalent share on total revenues of $22,943,379. These results compare to net income of $777,312, or $0.07 per common and common equivalent share on total revenues of $18,979,679 for the month ended August 31, 1996. Fully diluted earnings per share was $0.12 for the month ended August 31, 1997 compared to $0.07 for the same period last year.

Dycom is a leading provider of engineering, construction and maintenance services to telecommunications providers that operate throughout the United States. Additionally, the Company provides similar services related to the installation of integrated voice, data, and video local and wide area networks within office buildings and similar structures. Dycom also performs underground utility locating and electric utility contracting services.


                       -- Tables Follow --

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
SUMMARY OF OPERATING RESULTS

                                         One Month Ended:
                                             August 31,
($ in 000's except EPS)                1997              1996
                                     --------          ---------
Contract revenues earned             $ 22,891          $ 18,959
Interest and other revenues, net           52                21
                                     --------          --------
Total revenues                         22,943            18,980
                                     --------          --------

Cost of earned revenues                17,723            14,929
General & administrative expenses       2,063             2,022
Depreciation & amortization               816               646
Provision for income taxes                993               606
                                     --------          --------
Total costs, expenses and taxes        21,595            18,203
                                     --------          --------
Net income                           $  1,348          $    777
                                     ========          ========
Net income, per common and common
  equivalent share:
    Primary                          $   0.12          $   0.07
                                     ========          ========
    Fully diluted                    $   0.12          $   0.07
                                     ========          ========
Shares used in computing earnings per
  common and common equivalent share:
    Primary                            11,018            10,960
                                     ========          ========
    Fully diluted                      11,031            10,964
                                     ========          ========

NYSE: "DY"

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

                                       August 31,      July 31,
($ in 000's)                              1997           1997
                                       ----------     ----------
ASSETS
Current Assets:
Cash and equivalents                     $  6,223        $  6,646
Accounts receivable, net                   35,552          34,353
Costs & earnings in excess of billings     10,716          10,480
Deferred tax assets, net                    2,162           2,169
Other current assets                        1,813           1,551
                                         --------        --------
Total current assets                       56,466          55,199

Property and Equipment, net                29,600          27,543
Other Assets, including goodwill            5,403           5,420
                                         --------        --------
Total                                    $ 91,469        $ 88,162
                                         ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable                         $ 11,211        $ 10,282
Notes payable - current                    12,993          13,080
Accrued self-insured claims                 1,979           2,012
Other current liabilities                  14,821          13,606
                                         --------        --------
Total current liabilities                  41,004          38,980

Notes payable - non-current                 8,944           9,012
Self-insured claims - non-current           6,418           6,418

Stockholders' Equity                       35,103          33,752
                                         --------        --------
Total                                    $ 91,469        $ 88,162
                                         ========        ========